Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated August 16, 2024 with respect to the consolidated financial statements of Skillful Craftsman Education Technology Limited as of and for the years ended March 31, 2024 and 2023 in this Registration Statement on Form F-3 and the related Prospectus of Skillful Craftsman Education Technology Limited filed with the Securities and Exchange Commission.

/s/ TPS Thayer, LLC

Sugar Land, Texas

October 7, 2025